UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

Exact name of registrant as specified in its charter

CONSTELLATION ENERGY GROUP, INC.

Commission File Number	IRS Employer Identification No.
1-12869	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2009, Douglas L. Becker informed the Board of Directors of Constellation Energy Group, Inc. (Constellation Energy) that he has decided not to stand for re-election to the Board of Directors at Constellation Energy’s annual meeting of shareholders on May 29, 2009. He will continue as a member of the Board of Directors and as a member of the Compensation and Nominating and Corporate Governance Committees until the annual meeting. Mr. Becker has indicated that he decided not to stand for re-election due to the time commitments currently imposed by his other professional obligations and his extensive travel since relocating outside the United States. His decision is not the result of a disagreement with Constellation Energy on any matter relating to Constellation Energy’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	April 29, 2009	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel